EXHIBIT 10.39

Summary of fiscal year 2004 Incentive Compensation Payouts to Certain Executive Officers

On November 30, 2004, the Compensation Committee of the Board of Directors of Align Technology, Inc. (“Align”) authorized the payment of the 2004 Incentive Compensation awards to each of Align’s executive officers. The following table sets forth the annual cash incentive awards paid to its named executive officers:

Name	Annual Incentive Award
Thomas M. Prescott, President, Chief Executive Officer and Director	$370,000
Eldon M. Bullington, Vice President, Finance and Chief Financial Officer	$124,000
David S. Thrower, Vice President, Global Marketing	$115,000
Len M. Hedge, Vice President, Manufacturing	$120,000
Roger E. George Vice President, Legal and Corporate Affairs, and General Counsel and Corporate Secretary	$117,000

Align intends to provide additional information regarding the compensation (including the incentive compensation) awarded to the officers named above in respect of and during the year ended December 31, 2004, in the proxy statement for Align’s 2005 Annual Meeting of Stockholders.